UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2017

Rexahn Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34079	11-3516358
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Section 5 – Corporate Governance and Management

Item 5.08	Shareholder Director Nominations.

On December 15, 2017, Rexahn Pharmaceuticals, Inc. (the “Company”) set the date of the 2018 Annual Meeting of Stockholders of the Company (the “2018 Annual Meeting”) as June 14, 2018.

Any stockholder proposal intended for inclusion in the Company’s proxy materials for the 2018 Annual Meeting must be received by the Company at its offices at 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850 no later than January 4, 2018.

Any stockholder intending to present a proposal at the 2018 Annual Meeting without it being included in the Company’s proxy materials must comply with the advance notice provisions of the Company’s Amended and Restated Bylaws. Pursuant to these provisions, the Company must receive the proposal at its offices not earlier than the close of business on February 14, 2018 and not later than the close of business on March 16, 2018 in order to be brought before the 2018 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: December 21, 2017	/s/ Tae Heum Jeong
Tae Heum Jeong
Senior Vice President of Finance & Chief Financial Officer